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                                                                    Exhibit 10.3

                                  USABancShares
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into this 30th day of November, 1998, by and between USABancShares, Inc. (hereinafter referred to as "Company"), BankPhiladelphia, (hereinafter referred to as "Bank", or together with the Company, "USA"), and Brian M. Hartline (hereinafter referred to as "Executive") for the position and title of

                  Chief Financial Officer - USABancShares, Inc.
                   Chief Operating Officer - BankPhiladelphia

                                   WITNESSETH:

         WHEREAS, USA wishes to assure itself of the services of Executive for the period provided in this Agreement, and Executive is willing to serve in USA's employ on a full time basis for said period;

         WHEREAS, the Board of Directors of USA have determined that the best interests of USA would be served by providing the Executive with protection and special benefits provided for herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

         Section 1. Employment

         A. Duties of Employment. USA agrees to employ Executive, and Executive agrees to remain in the employ of USA for the period stated in paragraph B hereof and upon the other terms and conditions herein provided. USA employs Executive and Executive agrees to serve as a member of senior management of USA for the term and on the conditions hereinafter set forth, with the title Chief Financial Officer of the Company and Chief Operating Officer of the Bank, and with the responsibilities related therewith as shall be further set forth by the Board of Directors and President & CEO of USA. Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the USA's President & CEO. During the period of his employment hereunder and except for illnesses, reasonable vacation periods and reasonable leaves of absence, Executive shall devote his business time, attention, skill, and efforts to the faithful performance of his duties hereunder.

         B. Term of Employment. The duties and obligations of the Executive and USA under this Agreement shall commence as of the date of this Agreement, and

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shall continue for a period of three (3) years (said three (3) year period being hereinafter referred to as the "Term of Employment"). This Agreement shall automatically renew annually for an additional three year period unless written notice is given by either Executive or USA 60 days prior to expiration hereof.

         Section II.  Compensation

         A. Salary. Bank agrees to pay the Executive during the Term of Employment an annual base salary equal to One Hundred Sixty Thousand Dollars ($160,000.00) (hereinafter referred to as "Salary"). Such Salary shall be payable on a biweekly basis as concomitant with all employees of the Bank.

         B. Incentive Compensation. Bank shall pay Executive incentive compensation in the amount of $40,000 in the event that USA earns in excess of $1.00 per share (as may be adjusted for shares outstanding at year end) in any fiscal year.

         C. Bonus. Bank will further consider payment to the Executive of an annual bonus (hereinafter referred to as "Bonus"). Such Bonus shall be entirely discretionary and may or may not be granted if so determined by the President & CEO of the Bank.

         D. Stock Options. Executive shall be granted options to purchase common stock of the Company pursuant to Schedule A attached hereto. Executive shall be granted 20,000 Incentive Stock Options each on November 30, 1998, 1999, and 2000, for a total of 60,000 options. The options shall vest over a three year period using the following vesting schedule: 10,000 in year one, 5,000 in year two and 5,000 in year three. The options shall be granted at fair market value (defined as the last reported sale price of the NASDAQ National Market System) for the previous business day of the date of grant.

         Section III.  Duty of Loyalty and Attention

         A. Executive shall devote his full-time and best effort to the performance of his employment under this Agreement and shall perform his duties under this Agreement in accordance with such reasonable standards expected of employees of comparable positions in comparable organizations and as may be established from time to time by Bank's Board of Directors or the President & CEO of the USA.

         B. During the Executive's Term of Employment, the Executive shall not, at any time or place, either directly or indirectly engage in any business or activity in competition with the business affairs or interests of USA.

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         Section IV.  Non-Competition / Interference

         A. The Executive acknowledges and agrees that, as an employee and representative of USA, the Executive will be responsible for building and maintaining business relationships and goodwill with current and future customers of USA on a personal level. The Executive acknowledges and agrees that this responsibility creates a special relationship of trust and confidence between USA, the Executive and the customers.

         B. The Executive acknowledges and agrees that this special relationship of trust and confidence between USA, the Executive and the customer creates a high risk and opportunity for the Executive to misappropriate the relationship and goodwill existing between USA and its customers. The Executive acknowledges and agrees that it is fair and reasonable for USA to take steps to protect USA from the risk of such misappropriation.

         C. The Executive acknowledges and agrees that USA will make a significant investment in the future success of the Executive by providing the Executive with confidential trade secret and proprietary information related to the identity and special needs of USA's current and prospective customers, USA's current and prospective services, USA's business projections and market studies, USA's business plans and strategies, USA's studies and information concerning special services unique to USA. The Executive acknowledges and agrees that this investment has substantial and significant value, and USA has a legitimate interest in protecting future misappropriation of this investment by the Executive.

         D. The Executive acknowledges and agrees that for a period of twenty-four (24) months following the termination of this agreement by either party, for whatever reason, the Executive will not solicit any person, Company or business that is a customer of USA, and the Executive personally solicited, contacted, communicated with or accepted business from while he was an employee of USA at any time during the twelve (12) months proceeding termination of this Agreement, for the purpose of distributing, marketing or selling any product or service or the equivalent of any product or service developed, produced, distributed, marketed or sold by USA.

         E. The Executive covenants and agrees that, for a period of twenty four
(24) months subsequent to the termination of this Agreement, whether such termination occurs at the instance of USA or the Executive, the Executive shall not recruit, hire, or attempt to recruit or hire, directly or by assisting others, any other employees of USA, nor shall the Executive contact or communicate with any other employees of USA for the purpose of inducing other employees to terminate their employment with USA. For purposes of this covenant, "other employees" shall refer to the employees who are still actively employed by, or doing business with, USA at the time of the attempted recruiting or hiring.

         F. In the event that the Executive violates any of the provisions set forth in this Section, the Executive acknowledges and agrees that USA may suffer immediate and irreparable harm.

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Consequently, the Executive acknowledges and agrees that USA shall be entitled to immediate injunctive relief to prevent such a violation.

         G. The Executive acknowledges and agrees that in exchange for the execution of the non-competition agreements set forth below, the Executive will receive substantial, valuable consideration including: (i) confidential trade secret and proprietary information relating to the identity and special needs of USA's current and prospective customers, USA's current and prospective services, USA's business projections and market studies, USA's business plans and strategies, USA's studies and information concerning special services unique to USA; (ii) continued employment; (iii) compensation and benefits as described in this Agreement, and (iv) continued salary, medical benefits and use of a company automobile for the length of time of the most restrictive covenant. The Executive acknowledges and agrees that this constitutes fair and adequate consideration for the execution for the non competition agreements set forth below.

         Section V. Executive Benefits

         A. Executive will be entitled to receive benefits under any present or future group hospitalization, retirement, health, dental care, vacation or sick leave plan, life or other insurance, as made available to other members of Bank.

         B. Executive shall be reimbursed for reasonable business-related expenses on a monthly basis, and will receive use of a company automobile.

         Section VI.  Termination and Termination Pay

         A. Event of Termination. Upon the occurrence of an Event of Termination (as hereinafter defined) during the period of Executive's employment under this Agreement, the provisions of this paragraph A shall apply. As used in this Agreement, an "Event of Termination" shall mean the termination by Bank of Executive's employment hereunder for any reason other than because of retirement. A termination for "cause" shall include termination because of the Executive's personal dishonesty, misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In the event of termination for cause the Executive shall have no right to receive further compensation, Salary, or Bonus of any kind, or other benefits for any period after such termination.

         B. Event of Termination Without Cause. Upon the occurrence of an Event of Termination other than for "Cause" as hereinabove defined, USA shall pay the Executive on a biweekly basis, while living, during the lessor period of obtaining employment or the Employment Agreement, the Executive's current salary, medical benefits and the use of a company automobile. USA shall also pay any earned bonuses, as well as any expense reimbursements due to the Executive. Payments shall commence on the pay cycle immediately following said occurrence, which said occurrence shall be viewed as a determination by USA not to extend the agreement beyond the Term

                                      - 4 -

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of Employment as set forth in section I, paragraph B. Executive must be provided written notice at least 60 days prior to termination as set forth herein.

         C. In the event of a Change in Control, as described in the USABancShares, Inc. Stock Option Plan, the Executive shall be entitled to his current salary, medical benefits and the use of a company automobile for the period of time equal to twenty-four (24) months, if he is not offered continued employment with the same job title, responsibilities, locality and compensation, noted herein.

         D. Event of Executive Terminating Employment. If the Executive terminates employment or does not renew the Employment Agreement the Executive is entitled to all earned compensation (salary and bonuses), and all expense reimbursements due to the Executive through his last day of employment with USA.

         E. Power of President & CEO to Terminate Executive. The President & CEO of USA may terminate the Executive at any time; in the event of such termination the provisions of Section VI, Paragraphs A and B shall apply.

         F. Suspension of Employment. If the Executive is suspended and/or temporarily prohibited from participating in the conduct of Bank's affairs by a notice served under applicable regulatory guidelines, Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Bank shall;
(i) pay the Executive all of the compensation withheld while its contract obligations were suspended; and (ii) reinstate its obligations which were suspended.

         Section VII.  Proprietary Information

         A. Fiduciary Obligations. In the course of service to USA, the Executive may have access to confidential information (hereinafter referred to a "Proprietary Information"). Proprietary Information shall include all information which gives USA a competitive advantage including without limitation, know-how, strategic or technical data, processes, business or financial documents or information, sales and marketing data, marketing research data, all customer and prospective customer lists, customer account records, personnel records, placement information, all financial information of the Association and its customers, and sources of supply and trade secrets, all of which are confidential and proprietary, owned or used by any of the above companies. Proprietary Information shall also include any and all items constituting a "trade secret" whether or not enumerated in the preceding sentence, and coming within the scope of USA business as to which the Executive may have access. Proprietary Information shall not include any records, data, or information which are in the public domain during the term of this Agreement, provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement. The Executive acknowledges and agrees that Proprietary Information is of critical importance to USA, and a violation of this Agreement would seriously and irreparably impair and damage USA's business. The Executive shall keep all Proprietary Information in a fiduciary capacity for the sole and 'exclusive benefit of USA.

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         B. Non-disclosure. The Executive shall not, during the term of this
Agreement, or for a period of two (2) years thereafter, use for his own benefit, or disclose, directly or indirectly, any Proprietary Information to any person other than USA or authorized employees thereof at the time of such disclosure, or such other persons to whom the Executive has been specifically instructed to make disclosure by the Board, and in all such cases only to the extent required in the course of the Executive's service to USA. At the termination of the Executive's employment, the Executive shall deliver to Bank all notes, letters, documents, and records which may contain Proprietary Information which are then in his possession or control an shall not retain or use any copies or summaries thereof.

         C. Survival of Covenants. The covenants of the Executive in this Section shall survive the termination or expiration of this Agreement hereunder and shall expire two (2) years from the date of termination or expiration of this Agreement.

         Section VIII.  Successors and Assigns

         A. Successor in Interest. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of USA which shall acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of USA.

         B. Prohibition of Assignment. Since Bank is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties as CFO/COO hereunder without first obtaining written consent of Bank.

         Section IX.  Amendments / Applicable Law

         A. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         B. This Agreement shall be governed by all respects whether as to validity, construction, capacity, performance, or otherwise, by the laws of the Commonwealth of Pennsylvania, except to the extent that federal law shall be deemed to apply.

         Section X. Severability

         A. In the event any one or more of the provisions contained In this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained therein. This Agreement shall replace in full any existing agreement that Executive has with USA.

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         Section XI.  Arbitration

         A. In the event of any dispute or claim arising out of or relating to this Agreement, or to any interpretation of any terms hereof, or of any action to be taken or not be taken by any of the parties hereto in compliance herewith, or as to the breach hereof such matters shall be settled exclusively by submission to arbitration in accordance with the rules of the American Arbitration Association of the City of Philadelphia.

         In Witness Whereof, the parties have executed this Agreement on the day and year first hereinabove written.


USABancShares, Inc.                              Bank Philadelphia

Kenneth L. Tepper - President & CEO

     /s/ Kenneth L. Tepper                          /s/ Kenneth L. Tepper
----------------------------------------         -------------------------------
Attest: /s/ Elizabeth Schneck                    Attest:  /s/ Elizabeth Schneck
                                                        ------------------------

Brian M. Hartline - Executive

           /s/ Brian M. Hartline
        --------------------------
Witness:   /s/ Elizabeth Schneck
        --------------------------

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USABancShares
Schedule A - Option Agreement
Brian M. Hartline

--------------------------------------------------------------------------------------------------------------
Number of                Grant                               Vesting Schedule
Options                  Date            ---------------------------------------------------------------------
                                           Year 1        Year 2          Year 3        Year 4          Year 5
--------------------------------------------------------------------------------------------------------------
   20,000                   11/30/98       10,000         5,000           5,000
   20,000                   11/30/99                     10,000           5,000         5,000
   20,000                   11/30/00                                     10,000         5,000          5,000
--------------------------------------------------------------------------------------------------------------
Total                                      10,000        15,000          20,000        10,000          5,000
--------------------------------------------------------------------------------------------------------------

*Options will be granted at fair market value (defined as the last reported sale price on the NASDAQ National Market System for the previous business day of the date of grant).

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